SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                   FORM 8-A/A
                                 AMENDMENT NO. 1
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              VANGUARD WORLD FUNDS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


STATE OF DELAWARE                             SEE BELOW
-------------------------                     ---------------------------
(STATE OF INCORPORATION OF ORGANIZATION)      (IRS EMPLOYER
                                              IDENTIFICATION NO.)

C/O         VANGUARD WORLD FUNDS
            P.O. BOX 2600                     19482
            VALLEY FORGE, PA                  (ZIP CODE)
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered: Exchange                   I.R.S. Employer
                                                           Identification Number
Vanguard Energy Index Fund            American Stock Exchange    20-0147640
Vanguard Industrials Index Fund       American Stock Exchange    20-0147669
Vanguard Telecommunication            American Stock Exchange    20-0147775
    Services Index Fund
Vanguard Consumer Discretionary       American Stock Exchange    20-0147680
    Index Fund
Vanguard Consumer Staples             American Stock Exchange    20-0147702
    Index Fund
Vanguard Financials Index Fund        American Stock Exchange    20-0147734
Vanguard Health Care Index Fund       American Stock Exchange    20-0147720
Vanguard Information Technology       American Stock Exchange    20-0147749
    Index Fund
Vanguard Materials Index Fund         American Stock Exchange    20-0147654
Vanguard Utilities Index Fund         American Stock Exchange    20-0147794


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 2-17620

     Securities to be registered pursuant to Section 12(g) of the Act: None


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Reference is made to the Registrant's Post-Effective Amendment Nos. 101 and 101 to the Registration Statement on Form N-1A (Securities Act file number 2-17620 and Investment Company Act file number 811-01027, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

ITEM 2. EXHIBITS

1. Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2. Registrant's Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

3. Form of Global Certificate for the Registrant's Securities is filed herewith.


SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             VANGUARD WORLD FUNDS


DATE: July 5, 2006                           By: /s/ Heidi Stam
                                                     ----------

                                                     Heidi Stam
                                                     Secretary